UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

______________________________

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Louisiana
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (d) On July 24, 2008, the Board of Directors of CenterPoint Energy, Inc. (the “Company”) elected Mr. Michael P. Johnson and Ms. Susan O. Rheney as directors of the Company to serve until the next annual meeting of shareholders, thereby increasing the number of directors serving on the Board from 11 to 13. Mr. Johnson and Ms. Rheney are expected to stand for election by the shareholders at the 2009 annual meeting.  The Board of Directors designated Mr. Johnson to serve on its Compensation and Governance Committees and Ms. Rheney to serve on its Audit and Finance Committees.

From 2002 until his retirement in March 2008, Mr. Johnson served as Senior Vice President and Chief Administrative Officer of The Williams Companies, Inc., a publicly held natural gas producer, processor and transporter.  He had held executive positions with Williams since 1998.  Mr. Johnson currently serves as a director of Patriot Coal Corporation, Buffalo Wild Wings, Inc. and QuikTrip Corporation.  He also serves on the Oklahoma Advisory Board of Health Care Service Corporation.

Since 2001, Ms. Rheney has been a private investor. Since 2002, she has served as a director of Genesis Energy, Inc., the general partner of Genesis Energy, LP, a publicly traded limited partnership focused on the midstream segment of the oil and gas industry in the Gulf Coast region of the United States.  She formerly served as a director of Cenveo, Inc. from 2003 to 2005 and served as chairman of the board from January to August 2005.  She also served as a principal with The Sterling Group, a private financial and investment organization, until 2001.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On July 24, 2008, the Board of Directors of the Company amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”) in order to amend Article III, Section 1 to reflect the declassification of the Board of Directors.  Beginning at the 2009 annual meeting of shareholders, all directors will be elected to hold office for a term expiring at the succeeding annual meeting of shareholders.  However, any director elected for a longer term before the 2009 annual meeting of shareholders will hold office for his or her entire term.  In addition, Article III, Section 6 of the Bylaws was amended to reference the Company’s Articles of Incorporation (the “Articles of Incorporation”) in connection with describing how the number of directors is fixed.

The above summary is qualified in its entirety by the full text of the Company’s Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On July 24, 2008, the Board of Directors of the Company restated the Articles of Incorporation in order to include all existing amendments to the Articles of Incorporation and replace information regarding the initial directors with information regarding the directors currently serving on the Board of Directors.

The above summary is qualified in its entirety by the full text of the Company’s Restated Articles of Incorporation, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.  The restated Articles of Incorporation became effective upon filing with the Secretary of State of the State of Texas on July 24, 2008.

Item 9.01                      Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of CenterPoint Energy, Inc.

3.2	Restated Articles of Incorporation of CenterPoint Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: July 29, 2008	By: /s/ Walter L. Fitzgerald
Walter L. Fitzgerald
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1	Amended and Restated Bylaws of CenterPoint Energy, Inc.

3.2	Restated Articles of Incorporation of CenterPoint Energy, Inc.